EXHIBIT  3-6


                              ARTICLES OF AMENDMENT
                        TO THE CORPORATE CHARTER RELATED
                     TO CHANGING THE NAME OF THE CORPORATION
                            FROM MASS MEGAWATTS, INC.
                          TO MASS MEGAWATTS POWER, INC.


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                           Mass Megawatts Power, Inc.
                       (former name Mass Megawatts, Inc.)
                            SHAREHOLDERS' RESOLUTION
                          CHANGING NAME OF CORPORATION

After it was duly moved, seconded, and discussed, a majority of the shareholders of Mass Megawatts, Inc. adopted the following resolution:

RESOLVED, that the name of the Mass Megawatts, Inc. is changed to Mass Megawatts Power, Inc. and it is

FURTHER RESOLVED, that the Officers of the Mass Megawatts, Inc., a Massachusetts Corporation are hereby directed to file in the appropriate State office a certificate setting forth the aforementioned change.

I, Jonathan Ricker, certify that I am the duly appointed Secretary of Mass Megawatts, Inc. and that the above resolution was duly adopted at a meeting of the shareholders of the Massachusetts Corporation, convened and held in accordance with the laws of the State of Massachusetts and the bylaws of the Corporation on December 26,2000, and that such resolution is in full force and effect on January 2, 2001.

IN WITNESS THEREOF, I certify by my hand and the seal of the Corporation that this is a true and correct copy.


Jonathan  Ricker
----------------
Secretary

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-3402789
                                                                      ----------
BJ
--
Examiner
                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

HG
--
Name
Approved

We,  Jonathan  Ricker,  *  President  /  *  Vice  President,
     ----------------
and  Jonathan  Ricker,  *  Clerk  /  *  Assistant  Clerk
     ----------------
of                         Mass  Megawatts  Corporation
    --------------------------------------------------------------------------
                           (Exact  name  of  corporation)

located  at          11  Maple  Avenue  Shrewsbury,  MA  01545
             -----------------------------------------------------------------
                (Street  address  of  corporation  in  Massachusetts)

certify  that  these  Articles  of  Amendment  affecting  articles  numbered:

                                    Article  I
       ----------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on Dec 26, 2000, by vote of:

1,800,000  shares  of  Common  Stock  of  1,800,000  shares  outstanding
---------                                 ---------
                 (type,  class  &  series,  if  any)
          shares  of  Common  Stock  of           shares  outstanding
---------                                 ---------
                 (type,  class  &  series,  if  any)
          shares  of  Common  Stock  of           shares  outstanding
---------                                 ---------
                 (type,  class  &  series,  if  any)

1 ** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class, or series of stock whose rights are adversely affected thereby

     To change the name "Mass Megawatts Inc." to the new name "Mass Megawatts Power Inc."

*Delete  the  inapplicable  words.  **Delete  the  inapplicable  clause.
1  For  amendments  adopted  pursuant  to  chapter  156B  Section  70.
2  For  amendments  adopted  pursuant  to  chapter  156B  Section  71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is dearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The  total  presently  authorized  is:

WITHOUT  PAR  VALUE  STOCKS     WITH  PAR  VALUE  STOCKS
---------------------------     ------------------------
   TYPE     NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE
----------  ----------------  ----------  ----------------  ---------
Common:                       Common:

Preferred:                    Preferred:

Change  the  total  authorized  to:

WITHOUT  PAR  VALUE  STOCKS     WITH  PAR  VALUE  STOCKS
---------------------------     ------------------------
   TYPE     NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE
----------  ----------------  ----------  ----------------  ---------
Common:                       Common:

Preferred:                    Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later  effective  date:  January  2,  2001.
                         -----------------

SIGNED  UNDER  THE  PENALTIES  OF  PERJURY,  this  27  day  of  December,  2000,
                                                   --           ---------------
Jonathan  Ricker,  *  President  /  *  Vice  President.
----------------
Jonathan  Ricker,  *  Clerk  /  *  Assistant  Clerk.
----------------

*  Delete  the  inapplicable  words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed
            ----
with me  this  27th  day  of  December  2000.
               ----           --------------

Effective  date:  January  2,  2001
                  -----------------


                           /s/  WILLIAM  FRANCIS  GALVIN

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                                 Jonathan Ricker
                                 ---------------
                                 11 Maple Avenue
                                 ---------------
                              Shrewsbury, MA 01545
                              --------------------
                            Telephone: (508) 751-5432
                            -------------------------